UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	BBLG	The Nasdaq Stock Market LLC

Warrants to Purchase Common stock, $0.001 par value per share	BBLGW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Nasdaq Listing

As previously disclosed on November 21, 2022 in the Current Report on Form 8-K filed by Bone Biologics Corp. (the “Company”), on November 17, 2022, the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that, based upon the closing bid price for the Company’s common stock for the 30 prior consecutive business day period, the Company no longer satisfied the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1), and that it had been provided a 180-calendar day grace period to regain compliance with that requirement, which period expired May 16, 2023. The Company was not eligible to obtain an additional second 180 calendar period to regain compliance because as of March 31, 2023, the Company did not meet the initial listing standard for stockholders equity.

On May 18, 2023, the Company was notified by the Staff that, based upon the Company’s non-compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) as of May 30, 2023, the Company’s securities, common stock and publically traded warrants, were subject to delisting unless the Company timely appeals the Staff’s determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will stay any further action by Nasdaq pending the issuance of the Panel’s decision following the hearing and the expiration of any extension that may be granted by the Panel.

In connection with regaining compliance, on May 1, 2023, the Company received the approval of the requisite number of holders of the shares of its common stock to amend its certificate of incorporation to effect a reverse split of the shares of its common stock at a ratio of 1-for-20 to 1-for-50 (or any number in between), with the exact ratio to be set within such range in the discretion of the Company’s board of directors without further approval or authorization of the Company’s stockholders. The Company believes that the reverse split should increase its bid price such that the Company meets the minimum bid requirement. Once the Company regains compliance with the minimum bid request, the Company will then be subject to the continuing listing requirements regarding stockholders equity which the Company currently satisfies. In the event the Company’s securities are delisted from Nasdaq, the Company expects that its securities should be eligible to trade on the over-the-counter OTC Markets platform.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2023	BONE BIOLOGICS CORPORATION

	By:	/s/ JEFFREY FRELICK
	Name:	Jeffrey Frelick
	Title:	Chief Executive Officer